                                                                     EXHIBIT 2.1

                            ARTICLES OF INCORPORATION

                                       OF

                      INTERNATIONAL INTERCHANGE CORPORATION


     The undersigned, natural person of eighteen years or more of age, acting as incorporator of a Corporation (the "Corporation") under the Nevada Revised Statutes, adopts the following Articles of Incorporation for the Corporation:

                                    ARTICLE I
                               NAME OF CORPORATION

     The name of the Corporation is International Interchange Corporation.

                                   ARTICLE II
                                     SHARES

     The amount of the total authorized capital stock of the Corporation is 40,000,000 shares of common stock, par value $.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

     The Corporation is authorized to issue 40,000,000 shares of common stock, par value $.001 per share.


                                   ARTICLE III
                           REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the Corporation is 1025 Ridgeview, Suite 400, Reno, Nevada 89509, and the name of its initial registered agent at such address is Michael J. Morrison.

                                   ARTICLE IV
                                  INCORPORATOR

     The name and address of the incorporator is:


                 NAME                                   ADDRESS

            Anita Patterson                    215 South State #1100
                                               Salt Lake City, Utah 84111


                                    ARTICLE V
                                    DIRECTORS

     The members of the governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than one (1). The name and post office address of the first board of directors, which shall be one in number, is as follows:

                NAME                                    ADDRESS

           Cameron Carpenter                    870 East 9400 South #205
                                                   Sandy, Utah 84094


                                   ARTICLE VI
                                     GENERAL

     A. The board of directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the Corporation.

     B. The board of directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this Corporation except as conferred by the Statutes of Nevada, or authorized by the directors or any resolution of the stockholders.

     C. No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the Corporation.

     D. The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the Corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the board of directors or stockholders, except as otherwise required by the laws of the State of Nevada.

     E. The Corporation shall indemnify each present and future officer and director of the Corporation and each person who serves at the request of the Corporation as an officer or director of the Corporation, whether or not such person is also an officer or director of the Corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding. be finally adjudged to be liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, as to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the board of directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designed by the board of directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer or director.

     F. To the fullest extent permitted by Nevada Revised Statute or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Revised Statute section 78.300.

     The undersigned being the individual named in Article III, above, as the initial registered agent of the Corporation, hereby consents to such appointment.

                                                       /s/ Michael J. Morrison
                                                       -------------------------
                                                       MICHAEL J. MORRISON

         The undersigned incorporator executed these Articles of Incorporation, certifying that the facts herein stated are true this 25th day of January, 1996.

                                        /s/ Anita Patterson
                                        -----------------------------
                                        ANITA PATTERSON



STATE OF UTAH          )
                        ss.
COUNTY OF SALT LAKE    )

     On this 25th day of January, 1996, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.


                                        /s/ Christy McCarthy
                                        ----------------------------
                                        NOTARY PUBLIC

                             ARTICLES OF MERGER FOR
                 INTERNATIONAL INTERCHANGE CORPORATION, A NEVADA
                                   CORPORATION

        Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, International Interchange Corporation, a Nevada corporation ("IIC NV"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of International Interchange Corporation, a Utah corporation ("IIC UT"), with and into IIC NV:

        FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

        Name                                           Place of Incorporation
        ----                                           ----------------------

        International Interchange Corporation          Utah
          (the acquired corporation)

        International Interchange Corporation          Nevada
          (the acquiring corporation)

        SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the IIC NV and IIC UT, has been adopted by the Board of Directors of IIC NV and IIC UT.

        THIRD: The approval of the shareholders of IIC NV and IIC UT was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:


Entity                                  Type of Shares    Number of Shares Outstanding
------                                  --------------    ----------------------------

International Interchange Corp. (Utah)     Common            15,332,892


International Interchange Corp.            Common            100
(Nevada)


        The number of shares of stock of each corporation which voted for and against the Plan was as follows:


Entity                                   Type of Shares         For              Against
------                                   --------------         ---              -------

International Interchange Corp. (Utah)       Common             9,221,462            0
International Interchange                    Common             100                  0
Corp. (Nevada)

        FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

        FIFTH: Following the merger there are no amendments to the Articles of Incorporation of the surviving company.

        SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

        SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

        EIGHTH: The merger is effective upon the filing of these articles of merger.

        DATED this 13 day of March, 1996


                                    INTERNATIONAL INTERCHANGE CORP.,
                                      a Nevada Corporation


                                 By /s/ John Clayton
                                    ---------------------------------------
                                    John Clayton, President

STATE OF UTAH                )
                             ) ss:
COUNTY OF SALT LAKE          )

        On this 13 day of March, 1996, personally appeared before me John Clayton, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he is the President of International Interchange Corporation, and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said John Clayton acknowledged to me that said corporation executed the same.


                                            /s/ Connie L. Collins
                                            ------------------------------------
                                            NOTARY PUBLIC



                                       By:  /s/ Anita Patterson
                                           -------------------------------------
                                           Anita Patterson Secretary

STATE OF UTAH                )
                             ) ss:
COUNTY OF SALT LAKE          )


        On this 13 day of March, 1996, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that she is the Secretary of International Interchange Corporation, and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said Anita Patterson acknowledged to me that said corporation executed the same.



                                            /s/ Connie L. Collins
                                            ------------------------------------
                                            NOTARY PUBLIC

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      INTERNATIONAL INTERCHANGE CORPORATION



               We the undersigned as President and Secretary of International Interchange Corporation do hereby certify:

                      That the Board of Directors of said Corporation at a meeting duly convened and held on September 16, 1997 adopted a Resolution to amend the original Articles as follows:

                             A.   Delete Article IV in its entirety and
                substitute in its place the following:

                                   ARTICLE IV.

                                    The total authorized
                      capitalization of this Corporation shall be and is the sum of 20,000,000 shares of Common Stock par value of $.01 per share. Said stock to carry full voting power, and the said shares shall be issued fully paid at such times as the Board of Directors may designate in exchange for cash, property or services, the stock of the other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

               Before this Amendment, 50,000,000 shares of Common Stock with a $.01 par value were authorized and of those authorized 15,332,892 were issued and outstanding. After the Amendment and reverse split, 20,000,000 shares of Common Stock with a par value of $.01.

               After the change 1 share of the Common Stock which represents the sole class of stock authorized by the Corporation will be exchanged for 200 shares of the outstanding Common stock. Any fractional shares created by the reverse split shall be rounded up to the nearest whole share of Common Stock.

               The said Amendment and reverse split have been consented to and approved by a majority vote of the stockholders holding at least a majority of the sole class of Common Stock outstanding and entitled to vote thereon by written consent. The change is effective upon filing.



                                            /s/ John Clayton
                                            ------------------------------------
                                            JOHN CLAYTON
                                            President



                                            /s/ Anita Patterson
                                            ------------------------------------
                                            ANITA PATTERSON
                                            Secretary



STATE OF UTAH                )
                             :  ss.
COUNTY OF SALT LAKE          )

               On this 29th day of September, 1997, personally appeared before me John Clayton and Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                                    /s/ M. Jeanne Ball
                                    --------------------------------------------
                                    NOTARY PUBLIC

                           CERTIFICATE OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                      INTERNATIONAL INTERCHANGE CORPORATION

         We the undersigned as President and Secretary of International Interchange Corporation do hereby certify:

                      That the Board of Directors of said Corporation at a International Interchange Corporation meeting duly convened on the 11th day of September, 1998 adopted a Resolution to amend the original Articles as follows:

                             A.  Delete Article I in its entirety and
                      substitute in its place the following:

                             Article One.  The name of the Corporation is
                      CardXX, Inc.

         Said amendment has been consented to and approved by the owners of majority of the duly issued and outstanding shares of common stock which represent a majority of the sole class of common stock outstanding and entitled to vote thereon. The change is effective immediately upon the filing of this Certificate.


                                            /s/ John Clayton
                                            ------------------------------------
                                            John Clayton, President



                                            /s/ Anita Patterson
                                            ------------------------------------
                                            Anita Patterson, Secretary/Treasurer


STATE OF UTAH                )
                             :  ss.
COUNTY OF SALT LAKE          )

         On this 11th day of September, 1998, personally appeared before me John Clayton and Anita Patterson, personally known to me or provided to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                                       /s/ John W. Peters
                                       -----------------------------------------
                                       NOTARY PUBLIC

                         ARTICLES OF SHARE EXCHANGE FOR
                                  CARDXX, INC.
                              A NEVADA CORPORATION

               Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes, CardXX, Inc., a Nevada corporation (the "Corporation") and CardXX, LLC, a Colorado limited liability company ("CardXX"), hereby adopts and files the following Articles of Share Exchange:

               FIRST: The name and place of incorporation of each corporation which is a party to this share exchange is as follows:


               NAME                                           PLACE OF INCORPORATION
               CardXX, Inc. (the acquiring corporation)       Nevada

               CardXX, LLC (the acquired company)             Colorado


               SECOND: The Plan of Reorganization (the "Plan") governing the share exchange between the Corporation and CardXX, has been adopted by the Board of Directors of the Corporation and the managing member of CardXX.

               THIRD: The Plan has been consented to by the shareholders of the Corporation owning a majority of the issued and outstanding shares of the sole class of voting common stock of the Corporation and all of the members of CardXX. The number of shares of stock outstanding in the Corporation and CardXX (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

ENTITY                     TYPE OF SHARES           NUMBER OF SHARES OUTSTANDING

CardXX, Inc.               Common                   1,253,684
CardXX, LLC                Units                    4,614,736

               The number of shares of stock of each corporation which voted for or consented to the Plan was as follows:

ENTITY                           TYPE OF SHARES       FOR           AGAINST

CardXX, Inc.                     Common               1,092,216     0
CardXX, LLC                      Units                4,614,736     0

               FOURTH: The number of votes cast for or consenting to the Plan by each voting group entitled to vote was sufficient for approval of the share exchange by each such voting group.

               FIFTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

               SIXTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the share exchange.

               SEVENTH:  The share exchange is effective upon filing.

               DATED this 14th day of September, 1998.



                                            /s/ John Clayton
                                            ------------------------------------
                                            President



                                            /s/ Anita Patterson
                                            ------------------------------------
                                            Secretary



STATE OF UTAH                )
                             :  ss.
COUNTY OF SALT LAKE          )

               On this 14th day of September, 1998, personally appeared before me John Clayton and Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence, and whom, being by me duly sworn, did say they are the President and Secretary, respectively, of CardXX, Inc., and that said document was signed by them in behalf of said corporation by authority of its bylaws, and said John Clayton and Anita Patterson acknowledged to me that said corporation executed the same.


                                       /s/ John W. Peters
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                       -2-